Exhibit 1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing by Intu Properties PLC, a public company limited by shares organized under the laws of England and Wales (“Parent”), and Liberty International Holdings Limited, a private company limited by shares organized under the laws of England and Wales and an indirect wholly owned subsidiary of Parent on behalf of each of them a statement on Schedule 13D (including any amendments thereto) with respect to Common Stock, par value $0.01 per share, of Equity One, Inc., a Maryland corporation, and that this Agreement be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement this 22nd day of January, 2016.

LIBERTY INTERNATIONAL HOLDINGS LIMITED

by	/s/ David Fischel
Name: David Fischel
Title: Director

INTU PROPERTIES PLC

by	/s/ David Fischel
Name: David Fischel
Title: Director